UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2014

VALOR GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-171277	45-5215796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Boulevard Miami, FL	33137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 974-2950

200 S. Virginia Street, 8th Floor
Reno, NV 89501
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On January 16, 2014, holders of a majority of the outstanding voting capital of Valor Gold Corp., a Delaware corporation (“we” or the “Company”) voted in favor of filing a certificate of amendment to the Company’s Amended and Restated Certificate of Incorporation in order to (i) change the name of the Company to “Vaporin, Inc.” from “Valor Gold Corp.” (the “Name Change”) and (ii) effect a reverse split of its issued and outstanding common stock on a one for twelve basis (the “Reverse Split”).  Upon the filing of a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the Name Change and the Reverse Split will be effective for our principal market, the over the counter bulletin board. Following approval by the Financial Industry Regulatory Authority (FINRA), a new trading symbol will also become effective.  Per share numbers and dollar amounts referenced in this Current Report on Form 8-K do not reflect the result of the Reverse Split.

ITEM 1.01 Entry into a Material Definitive Agreement.
ITEM 2.01 Completion of Acquisition or Disposition of Assets.
ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Share Exchange

On January 24, 2014, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with Vaporin Florida, Inc., a Florida corporation (“Vaporin Florida”), and the stockholders and debt holders of Vaporin Florida.  Upon closing of the transaction contemplated under the Exchange Agreement (the “Share Exchange”), on January 24, 2014, the holders of Vaporin Florida’s outstanding common stock (the “Vaporin Florida Stockholders”) transferred all of the issued and outstanding common stock of Vaporin Florida to the Company in exchange for an aggregate of 35 million shares of the Company’s common stock.  As a result, Vaporin Florida became a wholly-owned subsidiary of the Company.  Additionally, the holders of all of Vaporin Florida's issued and outstanding Series A Preferred Stock (the "Vaporin Florida Preferred Stockholders") and the holders of outstanding notes of Vaporin Florida in the aggregate principal amount of $285,710.43 (the “Vaporin Florida Notes”) exchanged all of the outstanding shares of Vaporin Florida’s Series A Preferred Stock and converted the Vaporin Florida Notes into an aggregate of One Hundred Thousand (100,000) shares of the Company’s Series C Convertible Preferred Stock, each of which is convertible into One Thousand (1,000) shares of the Company’s common stock (the “Series C Preferred Stock”). Each share of Series C Preferred Stock has a stated value of $0.0001.  The conversion ratio is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions.   The Company is prohibited from effecting the conversion of the Series C Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 9.99%, in the aggregate, of the issued and outstanding shares of the Company’s common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series C Preferred Stock.

Pursuant to the Share Exchange:

■
At the closing of the Share Exchange, all of the outstanding common stock of Vaporin Florida issued and outstanding immediately prior to the closing of the Share Exchange was exchanged for the right to receive an aggregate of 35 million shares of the Company’s common stock (the “Share Exchange Common Shares”) and (x) all of Vaporin Florida's issued and outstanding Series A Preferred Stock were exchanged for and (y) $285,710.43 in principal amount of Vaporin Florida Notes were cancelled in exchange for the issuance of an aggregate of 100,000 shares of Series C Preferred Stock to the Vaporin Florida Preferred Stockholders and holders of the Vaporin Florida Notes.

■
Upon the closing of the Share Exchange, David Rector resigned as Chief Executive Officer and Scott Frohman was appointed Chief Executive Officer, Greg Brauser was appointed as Chief Operating Officer and David Rector was appointed Vice President of Finance and Administration and Secretary of the Company.  David Rector also resigned from all positions with the Company on January 28, 2014. On January 28, 2014, Scott Frohman was appointed to the Company's Board of Directors.

■	Following the closing of the Share Exchange, the Company consummated a private placement of its common stock (or, at the election of any investor who would as a result of purchase of common stock become a beneficial owner of 5% or greater of the outstanding shares of common stock of the Company, one share of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”)), at a purchase price of $0.10 per share, with gross proceeds to the Company of approximately $1,025,000.

At the closing of the Share Exchange, the Company sold an aggregate of 5,250,000 shares of common stock and 5,000,000 shares of Series B Preferred Stock in a private placement (the “Private Placement”) of its securities to certain investors (the “Investors”) at a purchase price of $0.10 per share pursuant to subscription agreements (the “Subscription Agreements”).  The shares of common stock and the shares of Series B Preferred Stock issued in the Private Placement are subject to a “Most Favored Nations” provision for a period of 12 months from the closing of the Private Placement in the event the Company issues securities at a price of less than $0.10 per share of common stock, subject to certain customary exceptions.    Additionally, the shares of common stock and Series B Preferred Stock issued in the Private Placement are subject to “piggy-back” registration rights for a period of twelve (12) months from the closing of the Private Placement.  Each share of Series B Preferred Stock is convertible into one (1) share of common stock and has a stated value of $0.0001.  The conversion ratio is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions.   The Company is prohibited from effecting the conversion of the Series B Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 9.99%, in the aggregate, of the issued and outstanding shares of the Company’s common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series B Preferred Stock. In connection with the Private Placement, the Company paid a placement agent fee to a registered broker dealer in the amount of $30,750.

The foregoing description of the Share Exchange, the Series C Preferred Stock, the Private Placement, the Series B Preferred Stock, the Subscription Agreements and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the Exchange Agreement, Certificate of Designations of Preferences, Rights and Limitations of Series C Convertible Preferred Stock, the Form of Subscription Agreement and the Certificate of Designations of Preferences, Rights and Limitations of Series B Convertible Preferred Stock which are filed as Exhibits 10.1, 3.2, 10.2 and 3.1, respectively hereto, and which are incorporated herein by reference.

Following (i) the closing of the Share Exchange and (ii) the closing of the Private Placement, there were approximately 134,412,502 shares of common stock issued and outstanding; 3,000,000 shares of Series A Preferred Stock outstanding, 5,000,000 shares of Series B Preferred Stock outstanding and 100,000 shares of Series C Preferred Stock outstanding.

The Share Exchange Common Shares and the shares of Series C Preferred Stock issued in the Share Exchange and the shares of common stock and Series B Preferred Stock issued to investors in the Private Placement were not registered under the Securities Act, and were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder.  Certificates representing these shares will contain a legend stating the restrictions applicable to such shares.

Changes to the Board of Directors and Executive Officers.  On January 24, 2014, effective upon the closing of the Share Exchange, David Rector resigned as our Chief Executive Officer and was appointed Vice President of Finance and Administration and Secretary of the Company.  Pursuant to the terms of the Exchange Agreement, Scott Frohman was appointed as our Chief Executive Officer and Greg Brauser was appointed as our Chief Operating Officer. David Rector resigned from all positions he holds with the Company on January 28, 2014. On January 28, 2014, Scott Frohman was appointed to the Company's Board of Directors.

        Scott Frohman, 46, is the Chief Executive Officer of Vaporin Florida, Inc., which he founded in 2013. From 1998 to 2012, Mr. Frohman served as the Chief Executive Officer of Options Media Group Holdings where he was responsible for operations, finance, management and sales.  Mr. Frohman also served as Chief Executive Officer of National Lead Services (NLS), Inc. from 1996-1999, which was acquired by Seisint, Inc. In addition, Frohman was a consultant for Verid Identification from 2003-2004. Mr. Frohman co‐founded and served as the Chief Executive Officer of Health Benefits Direct insurance agency (HBDT). Mr. Frohman has served as director and member of the audit committee of Usell, Inc (USEL).   Mr. Frohman received his B.S. in Finance from Rider College.

Gregory Brauser, 29, founded Direct Source China ("Direct Source") in 2009, a U.S. owned sourcing company headquartered in Shanghai, China and Ft. Lauderdale, Florida, that assists mid-size U.S. businesses with their direct manufacturing overseas.  Since 2009, Mr. Brauser has been the Chief Executive Officer of Direct Source.  Since 2010, Mr. Brauser has served as Vice Chairman and director of Dog-E-Glow, Inc., a manufacturer and distributer of LED lighted dog collars and leashes, which he formed.

Neither Mr. Frohman nor Mr. Brauser have any family relationship with any other executive officers or directors of the Company.  There are no arrangements or understandings between either Mr. Frohman or Mr. Brauser and any other person pursuant to which such person was appointed as an officer or director of the Company.  There have been no related party transactions in the past two years in which the Company or any of its subsidiaries was or is to be a party, in which either Mr. Frohman or Mr. Brauser has, or will have, a direct or indirect material interest.

Changes to the Business.   Following the closing of the Share Exchange, through our wholly owned subsidiary, Vaporin Florida, we intend to expand our activities and engage in the development, marketing and sale of the Vaporin Electronic Cigarette and related products and accessories.

During April 2013 we determined it would be in the best interest of the Company and our shareholders to explore additional business opportunities and strategic alliances following an analysis of the then existing mining prospects and economic climate concerning the gold market, which had experienced a significant downturn that is continuing.  We continue to be a junior exploration company and own approximately 150 claims in Nevada.  We may discontinue or dispose of our mining interests at any time. Additional information concerning our junior mining prospects and activities is set forth in our reports and filings with the SEC at www.sec.gov, including Risk Factors related thereto.  Such Risk Factors and our description under the heading “Business” and other information is incorporated herein by reference to our Annual Report on Form 10-K for the fiscal yeard ended December 31, 2012 and subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K.

Following the Share Exchange, we will continue to be a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by the SEC.

 Description of Vaporin Florida’s Business

General

       Vaporin Florida was formed as a limited liability company in the state of Florida on December 10, 2012 and was converted into a corporation on December 27, 2013.  Vaporin Florida created its flagship product, the “Vaporin Electronic Cigarette”, an electronic smoking device, as an alternate to tobacco based cigarettes that utilize micro-electronic technology to provide users with a smoking experience without the tobacco and tar found in mainstream cigarettes.

Vaporin Electronic Cigarettes are made up of nicotine, different flavorings, USP Grade vegetable glycerin and USP Grade propylene glycol. Different vegetable oils are used to extract USP grade vegetable glycerin. This component provides vapor for the Vaporin Electronic Cigarette when being heated. FDA has classified it as a caloric macronutrient in the sugar alcohol category. The vapor solution is kept lubricated with the help of the vegetable glycerin and propylene glycol.

Electronic Cigarettes

“Electronic cigarettes” or “e-cigarettes,” are battery-powered products that enable users to inhale nicotine vapor without smoke, tar, ash, or carbon monoxide. Electronic cigarettes look like traditional cigarettes and, regardless of their construction are comprised of three functional components:

•	a mouthpiece, which is a small plastic cartridge that contains a liquid nicotine solution;

•	the heating element that vaporizes the liquid nicotine so that it can be inhaled; and

•	the electronics, which include: a lithium-ion battery, an airflow sensor, a microchip controller and an LED, which illuminates to indicate use.

    When a user draws air through the electronic cigarette, the air flow is detected by a sensor, which activates a heating element that vaporizes the solution stored in the mouthpiece/cartridge. The solution is then vaporized and it is this vapor that is inhaled by the user. The cartridge contains either a nicotine solution or a nicotine free solution, either of which may be flavored.

We offer disposable electronic cigarettes in multiple sizes, puff counts, styles, flavors and nicotine strengths; rechargeable vaporizers for use with either e-liquid solutions or dry herbs or leaf; and rechargeable electronic cigarettes.

In addition to our electronic cigarette products we sell an assortment of accessories, including chargers and cases. We also offer refill cartridges and accessories for our electronic cigarettes. Our refill cartridges consist of assorted flavors and nicotine levels (including cartridges without nicotine).

We market our electronic cigarettes as an alternative to traditional tobacco cigarettes. We offer our products in multiple nicotine strengths, flavors and puff counts. Because electronic cigarettes offer a “smoking” experience without the burning of tobacco leaf, electronic cigarettes offer users the ability to satisfy their nicotine cravings without smoke, tar, ash or carbon monoxide. In many cases electronic cigarettes may be used where tobacco-burning cigarettes may not. Electronic cigarettes may be used in some instances where for regulatory or safety reasons tobacco burning cigarettes may not be used.

Intellectual Property and Patent Rights

Our intellectual property will primarily be comprised of trade secrets and technological innovation. We own the registered trademark “Vaporin”.

Competition

Competition in the electronic cigarette industry is intense. We compete with other sellers of electronic cigarettes, most notably Lorillard, Inc., through its electronic cigarettes business segment. The nature of our competitors is varied as the market is highly fragmented and the barriers to entry into the business are low. Our direct competitors sell products that are substantially similar to ours and through the same channels through which we sell our electronic cigarette products. We compete with these direct competitors for sales through distributors, wholesalers and retailers, including but not limited to national chain stores, tobacco shops, gas stations, travel stores, shopping mall kiosks, in addition to direct to public sales through the internet, mail order and telesales.

As a general matter, we have access to and market and sell similar electronic cigarettes as our competitors and we sell our products at substantially similar prices as our competitors. Accordingly, the key competitive factors for our success is the quality of service we offer our customers, the scope and effectiveness of our marketing efforts, including media advertising campaigns and, increasingly, the ability to identify and develop new sources of customers.

Part of our business strategy focuses on the establishment of contractual relationships with distributors. We are aware that e-cigarette competitors in the industry are also seeking to enter into such contractual relationships. In many cases, competitors for such contracts may have greater management, human, and financial resources than we do for entering into such contracts and for attracting distributor relationships. Furthermore, certain of our electronic cigarette competitors may have better control of their supply and distribution and be, better established, larger and better financed than us.

We also compete against “big tobacco” companies, U.S. cigarette manufacturers of conventional tobacco cigarettes like Altria Group, Inc., Lorillard, Inc. and Reynolds American, Inc., and other manufacturers of electronic cigarettes, including Lorillard, Inc. We compete against “big tobacco” companies that offer not only conventional tobacco cigarettes but also smokeless tobacco products such as “snus” (a form of moist ground smokeless tobacco that is usually sold in sachet form that resembles small tea bags), chewing tobacco and snuff. “Big tobacco” companies have more resources, global distribution networks in place and a customer base that is loyal to their brands. Furthermore, we believe “big tobacco” companies beyond Lorillard, Inc. will eventually offer electronic cigarettes as the market for electronic cigarettes grows.

Government Regulation

Based on the December 2010 U.S. Court of Appeals for the D.C. Circuit’s decision in Sottera, Inc. v. Food & Drug Administration, 627 F.3d 891 (D.C. Cir. 2010), the United States Food and Drug Administration (the “FDA”) is permitted to regulate electronic cigarettes as “tobacco products” under the Family Smoking Prevention and Tobacco Control Act of 2009 (the “Tobacco Control Act”).

Under this Court decision, the FDA is not permitted to regulate electronic cigarettes as “drugs” or “devices” or a “combination product” under the Federal Food, Drug and Cosmetic Act unless they are marketed for therapeutic purposes.

Because we do not market our electronic cigarettes for therapeutic purposes, our electronic cigarettes are subject to being classified as “tobacco products” under the Tobacco Control Act. The Tobacco Control Act grants the FDA broad authority over the manufacture, sale, marketing and packaging of tobacco products, although the FDA is prohibited from issuing regulations banning all cigarettes or all smokeless tobacco products, or requiring the reduction of nicotine yields of a tobacco product to zero.

The Tobacco Control Act also requires establishment, within the FDA’s new Center for Tobacco Products, of a Tobacco Products Scientific Advisory Committee to provide advice, information and recommendations with respect to the safety, dependence or health issues related to tobacco products.

The Tobacco Control Act imposes significant new restrictions on the advertising and promotion of tobacco products. For example, the law requires the FDA to finalize certain portions of regulations previously adopted by the FDA in 1996 (which were struck down by the Supreme Court in 2000 as beyond the FDA’s authority). As written, these regulations would significantly limit the ability of manufacturers, distributors and retailers to advertise and promote tobacco products, by, for example, restricting the use of color, graphics and sound effects in advertising, limiting the use of outdoor advertising, restricting the sale and distribution of non-tobacco items and services, gifts, and sponsorship of events and imposing restrictions on the use for cigarette or smokeless tobacco products of trade or brand names that are used for non-tobacco products. The law also requires the FDA to issue future regulations regarding the promotion and marketing of tobacco products sold or distributed over the internet, by mail order or through other non-face-to-face transactions in order to prevent the sale of tobacco products to minors.

It is likely that the Tobacco Control Act could result in a decrease in tobacco product sales in the United States, including sales of our electronic cigarettes.

While the FDA has not yet mandated electronic cigarettes be regulated as tobacco products, during 2012, the FDA indicated that it intends to regulate electronic cigarettes under the Tobacco Control Act through the issuance of regulations that would include electronic cigarettes under the definition of a “tobacco product” under the Tobacco Control Act subject to the FDA’s jurisdiction. The FDA initially announced that it would issue proposed regulations by April 2013 and then extended the deadline to October 31, 2013. Currently, the FDA had not taken such action.

The application of the Tobacco Control Act to electronic cigarettes could impose, among other things, restrictions on the content of nicotine in electronic cigarettes, the advertising, marketing and sale of electronic cigarettes, the use of certain flavorings and the introduction of new products. We cannot predict the scope of such regulations or the impact they may have on our company specifically or the electronic cigarette industry generally, though if enacted, they could have a material adverse effect on our business, results of operations and financial condition.

In this regard, total compliance and related costs are not possible to predict and depend substantially on the future requirements imposed by the FDA under the Tobacco Control Act. Costs, however, could be substantial and could have a material adverse effect on our business, results of operations and financial condition. In addition, failure to comply with the Tobacco Control Act and with FDA regulatory requirements could result in significant financial penalties and could have a material adverse effect on our business, financial condition and results of operations and ability to market and sell our products. At present, we are not able to predict whether the Tobacco Control Act will impact us to a greater degree than competitors in the industry, thus affecting our competitive position.

State and local governments currently legislate and regulate tobacco products, including what is considered a tobacco product, how tobacco taxes are calculated and collected, to whom and by whom tobacco products can be sold and where tobacco products may or may not be smoked. Certain municipalities have enacted local ordinances which preclude the use of electronic cigarettes where traditional tobacco burning cigarettes cannot be used and certain states have proposed legislation that would categorize electronic cigarettes as tobacco products, equivalent to their tobacco burning counterparts. If these bills become laws, electronic cigarettes may lose their appeal as an alternative to cigarettes; which may have the effect of reducing the demand for our products and as a result have a material adverse effect on our business, results of operations and financial condition.

At present, neither the Prevent All Cigarette Trafficking Act (which prohibits the use of the U.S. Postal Service to mail most tobacco products and which amends the Jenkins Act, which would require individuals and businesses that make interstate sales of cigarettes or smokeless tobacco to comply with state tax laws) nor the Federal Cigarette Labeling and Advertising Act (which governs how cigarettes can be advertised and marketed) apply to electronic cigarettes. The application of either or both of these federal laws to electronic cigarettes would have a material adverse effect on our business, results of operations and financial condition.

We expect that the tobacco industry will experience significant regulatory developments over the next few years, driven principally by the World Health Organization’s Framework Convention on Tobacco Control (“FCTC”). The FCTC is the first international public health treaty on tobacco, and its objective is to establish a global agenda for tobacco regulation with the purpose of reducing initiation of tobacco use and encouraging cessation. Regulatory initiatives that have been proposed, introduced or enacted include:

•	the levying of substantial and increasing tax and duty charges;

•	restrictions or bans on advertising, marketing and sponsorship;

•	the display of larger health warnings, graphic health warnings and other labeling requirements;

•	restrictions on packaging design, including the use of colors and generic packaging;

•	restrictions or bans on the display of tobacco product packaging at the point of sale, and restrictions or bans on cigarette vending machines;

•	requirements regarding testing, disclosure and performance standards for tar, nicotine, carbon monoxide and other smoke constituents levels;

•	requirements regarding testing, disclosure and use of tobacco product ingredients;

•	increased restrictions on smoking in public and work places and, in some instances, in private places and outdoors;

•	elimination of duty free allowances for travelers; and

•	encouraging litigation against tobacco companies.

If electronic cigarettes are subject to one or more significant regulatory initiates enacted under the FCTC, our business, results of operations and financial condition could be materially and adversely affected.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals.  If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected.  In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

The Company intends to change the focus of its business to the marketing and sale of electronic cigarettes.  The Company may not be able to successfully compete in this business, and thus it may fail to realize all of the anticipated benefits of consummating the Share Exchange.

There is no assurance that the Company will be able to successfully compete in the electronic cigarette industry.  The acquisition of Vaporin Florida and its operations may not be lucrative or could have other adverse effects that the Company does not currently foresee.  Failure to successfully compete in the electronic cigarette industry will have a material adverse effect on the Company’s business, financial condition and results of operations.

 The Company’s operating history makes it difficult to evaluate its current business and future prospects.

The Company has, prior to the acquisition of Vaporin Florida, been involved in businesses primarily as a junior mining exploration company.  The Company not only has no operating history in executing its additional new business which includes, among other things, creating, marketing and selling electronic cigarettes, but the Company’s lack of operating history in this sector makes it difficult to evaluate its additional new business model and future prospects.  Junior mining exploration is subject to significant risks.  See "The Share Exchange – Changes to the Business”.

A recent United States Federal Court decision permits the United States Food and Drug Administration to regulate electronic cigarettes as “tobacco products” under the Family Smoking Prevention and Tobacco Control Act of 2009 and the United States Food and Drug Administration has indicated that it intends to do so.

Based on the December 2010 U.S. Court of Appeals for the D.C. Circuit’s decision in Sottera, Inc. v. Food & Drug Administration, 627 F.3d 891 (D.C. Cir. 2010), the United States Food and Drug Administration (the “FDA”) is permitted to regulate electronic cigarettes as “tobacco products” under the Family Smoking Prevention and Tobacco Control Act of 2009 (the “Tobacco Control Act”).

Under this Court decision, the FDA is not permitted to regulate electronic cigarettes as “drugs” or “devices” or a “combination product” under the Federal Food, Drug and Cosmetic Act unless they are marketed for therapeutic purposes.

Because we do not market our electronic cigarettes for therapeutic purposes, our electronic cigarettes are subject to being classified as “tobacco products” under the Tobacco Control Act. The Tobacco Control Act grants the FDA broad authority over the manufacture, sale, marketing and packaging of tobacco products, although the FDA is prohibited from issuing regulations banning all cigarettes or all smokeless tobacco products, or requiring the reduction of nicotine yields of a tobacco product to zero. Among other measures, the Tobacco Control Act (under various deadlines):

•
increases the number of health warnings required on cigarette and smokeless tobacco products, increases the size of warnings on packaging and in advertising, requires the FDA to develop graphic warnings for cigarette packages, and grants the FDA authority to require new warnings;

•	requires practically all tobacco product advertising to eliminate color and imagery and instead consist solely of black text on white background;

•
imposes new restrictions on the sale and distribution of tobacco products, including significant new restrictions on tobacco product advertising and promotion as well as the use of brand and trade names;

•	bans the use of “light,” “mild,” “low” or similar descriptors on tobacco products;

•
gives the FDA the authority to impose tobacco product standards that are appropriate for the protection of the public health (by, for example, requiring reduction or elimination of the use of particular constituents or components, requiring product testing, or addressing other aspects of tobacco product construction, constituents, properties or labeling);

•	requires manufacturers to obtain FDA review and authorization for the marketing of certain new or modified tobacco products;

•	requires pre-market approval by the FDA for tobacco products represented (through labels, labeling, advertising, or other means) as presenting a lower risk of harm or tobacco-related disease;

•	requires manufacturers to report ingredients and harmful constituents and requires the FDA to disclose certain constituent information to the public;

•
mandates that manufacturers test and report on ingredients and constituents identified by the FDA as requiring such testing to protect the public health, and allows the FDA to require the disclosure of testing results to the public;

•	requires manufacturers to submit to the FDA certain information regarding the health, toxicological, behavioral or physiologic effects of tobacco products;

•	prohibits use of tobacco containing a pesticide chemical residue at a level greater than allowed under federal law;

•	requires the FDA to establish “good manufacturing practices” to be followed at tobacco manufacturing facilities;

•	requires tobacco product manufacturers (and certain other entities) to register with the FDA; and

•	grants the FDA the regulatory authority to impose broad additional restrictions.

The Tobacco Control Act also requires establishment, within the FDA’s new Center for Tobacco Products, of a Tobacco Products Scientific Advisory Committee to provide advice, information and recommendations with respect to the safety, dependence or health issues related to tobacco products.

As indicated above, the Tobacco Control Act imposes significant new restrictions on the advertising and promotion of tobacco products. For example, the law requires the FDA to finalize certain portions of regulations previously adopted by the FDA in 1996 (which were struck down by the Supreme Court in 2000 as beyond the FDA’s authority). As written, these regulations would significantly limit the ability of manufacturers, distributors and retailers to advertise and promote tobacco products, by, for example, restricting the use of color, graphics and sound effects in advertising, limiting the use of outdoor advertising, restricting the sale and distribution of non-tobacco items and services, gifts, and sponsorship of events and imposing restrictions on the use for cigarette or smokeless tobacco products of trade or brand names that are used for non-tobacco products. The law also requires the FDA to issue future regulations regarding the promotion and marketing of tobacco products sold or distributed over the internet, by mail order or through other non-face-to-face transactions in order to prevent the sale of tobacco products to minors.

It is likely that the Tobacco Control Act could result in a decrease in tobacco product sales in the United States, including sales of our electronic cigarettes.

While the FDA has not yet mandated electronic cigarettes be regulated as tobacco products, during 2012, the FDA indicated that it intends to regulate electronic cigarettes under the Tobacco Control Act through the issuance of deeming regulations that would include electronic cigarettes under the definition of a “tobacco product” under the Tobacco Control Act subject to the FDA’s jurisdiction. The FDA initially announced that it would issue proposed deeming regulations by April 2013 and then extended the deadline to October 31, 2013. Currently, the FDA had not taken such action.

The application of the Tobacco Control Act to electronic cigarettes could impose, among other things, restrictions on the content of nicotine in electronic cigarettes, the advertising, marketing and sale of electronic cigarettes, the use of certain flavorings and the introduction of new products. We cannot predict the scope of such regulations or the impact they may have on our company specifically or the electronic cigarette industry generally, though if enacted, they could have a material adverse effect on our business, results of operations and financial condition.

In this regard, total compliance and related costs are not possible to predict and depend substantially on the future requirements imposed by the FDA under the Tobacco Control Act. Costs, however, could be substantial and could have a material adverse effect on our business, results of operations and financial condition. In addition, failure to comply with the Tobacco Control Act and with FDA regulatory requirements could result in significant financial penalties and could have a material adverse effect on our business, financial condition and results of operations and ability to market and sell our products. At present, we are not able to predict whether the Tobacco Control Act will impact us to a greater degree than competitors in the industry, thus affecting our competitive position.

The market for electronic cigarettes is a niche market, subject to a great deal of uncertainty and is still evolving.

Electronic cigarettes, having recently been introduced to market, are at an early stage of development, represent a niche market and are evolving rapidly and are characterized by an increasing number of market entrants. Our future sales and any future profits are substantially dependent upon the widespread acceptance and use of electronic cigarettes. Rapid growth in the use of, and interest in, electronic cigarettes is recent, and may not continue on a lasting basis. The demand and market acceptance for these products is subject to a high level of uncertainty.

Therefore, we are subject to all of the business risks associated with a new enterprise in a niche market, including risks of unforeseen capital requirements, failure of widespread market acceptance of electronic cigarettes, in general or, specifically our products, failure to establish business relationships and competitive disadvantages as against larger and more established competitors.

We face intense competition and our failure to compete effectively could have a material adverse effect on our business, results of operations and financial condition.

Competition in the electronic cigarette industry is intense. We compete with other sellers of electronic cigarettes, most notably Lorillard, Inc., through its electronic cigarettes business segment. The nature of our competitors is varied as the market is highly fragmented and the barriers to entry into the business are low.

We compete primarily on the basis of product quality, brand recognition, brand loyalty, service, marketing, advertising and price. We are subject to highly competitive conditions in all aspects of our business. The competitive environment and our competitive position can be significantly influenced by weak economic conditions, erosion of consumer confidence, competitors’ introduction of low-priced products or innovative products, cigarette excise taxes, higher absolute prices and larger gaps between price categories, and product regulation that diminishes the ability to differentiate tobacco products.

Our principal competitors are “big tobacco” companies, U.S. cigarette manufacturers of conventional tobacco cigarettes like Altria Group, Inc., Lorillard, Inc. and Reynolds American Inc., and other manufacturers of electronic cigarettes, including Lorillard, Inc. We compete against “big tobacco” companies who offers not only conventional tobacco cigarettes but also smokeless tobacco products such as “snus” (a form of moist ground smokeless tobacco that is usually sold in sachet form that resembles small tea bags), chewing tobacco and snuff. Furthermore, we believe big tobacco, beyond Lorillard, Inc., will eventually offer electronic cigarettes as the market for electronic cigarettes grows. We also compete against numerous other smaller manufacturers or importers of cigarettes. There can be no assurance that we will be able to compete successfully against any of our competitors, some of whom have far greater resources, capital, experience, market penetration, sales and distribution channels than us. If our major competitors were, for example, to significantly increase the level of price discounts offered to consumers, we could respond by offering price discounts, which could have a materially adverse effect on our business, results of operations and financial condition.

Sales of conventional tobacco cigarettes have been declining, which could have a material adverse effect on our business.

The overall U.S. market for conventional tobacco cigarettes has generally been declining in terms of volume of sales, as a result of restrictions on advertising and promotions, funding of smoking prevention campaigns, increases in regulation and excise taxes, a decline in the social acceptability of smoking, and other factors, and such sales are expected to continue to decline. While the sales of electronic cigarettes have been increasing over the last several years, the electronic cigarette market is only developing and is a fraction of the size of the conventional tobacco cigarette market. A continual decline in cigarette sales may adversely affect the growth of the electronic cigarette market, which could have a material adverse effect on our business, results of operations and financial condition.

Electronic cigarettes face intense media attention and public pressure.

Electronic cigarettes are new to the marketplace and since their introduction, certain members of the media, politicians, government regulators and advocate groups, including independent medical physicians have called for an outright ban of all electronic cigarettes, pending regulatory review and a demonstration of safety. A partial or outright ban would have a material adverse effect on our business, results of operations and financial condition.

We may experience product liability claims in our business, which could adversely affect our business.

The tobacco industry in general has historically been subject to frequent product liability claims. As a result, we may experience product liability claims from the marketing and sale of electronic cigarettes. Any product liability claim brought against us, with or without merit, could result in:

•	liabilities that substantially exceed our product liability insurance, which we would then be required to pay from other sources, if available;

•	an increase of our product liability insurance rates or the inability to maintain insurance coverage in the future on acceptable terms, or at all;

•	damage to our reputation and the reputation of our products, resulting in lower sales;

•	regulatory investigations that could require costly recalls or product modifications;

•	litigation costs; and

•	the diversion of management’s attention from managing our business.

Any one or more of the foregoing could have a material adverse effect on our business, results of operations and financial condition.

If we experience product recalls, we may incur significant and unexpected costs and our business reputation could be adversely affected.

We may be exposed to product recalls and adverse public relations if our products are alleged to cause illness or injury, or if we are alleged to have violated governmental regulations. A product recall could result in substantial and unexpected expenditures that could exceed our product recall insurance coverage limits and harm to our reputation, which could have a material adverse effect on our business, results of operations and financial condition. In addition, a product recall may require significant management time and attention and may adversely impact on the value of our brands. Product recalls may lead to greater scrutiny by federal or state regulatory agencies and increased litigation, which could have a material adverse effect on our business, results of operations and financial condition.

Product exchanges, returns and warranty claims may adversely affect our business.

If we are unable to maintain an acceptable degree of quality control of our products we will incur costs associated with the exchange and return of our products as well as servicing our customers for warranty claims. Any of the foregoing on a significant scale may have a material adverse effect on our business, results of operations and financial condition.

Adverse economic conditions may adversely affect the demand for our products.

Electronic cigarettes are new to market and may be regarded by users as a novelty item and expendable as such demand for our products may be extra sensitive to economic conditions. When economic conditions are prosperous, discretionary spending typically increases; conversely, when economic conditions are unfavorable, discretionary spending often declines. Any significant decline in economic conditions that affects consumer spending could have a material adverse effect on our business, results of operations and financial condition.

Our success is dependent upon our marketing efforts.

We intend to undertake extensive marketing activities to promote brand awareness and our portfolio of products. If we are unable to generate significant market awareness for our products and our brands at the consumer level or unable to capitalize on significant marketing, advertising or promotional campaigns we undertake, our business, financial condition and results of operations could be adversely affected.

We may not be able to adapt to trends in our industry.

We may not be able to adapt as the electronic cigarette industry and customer demand evolves, whether attributable to regulatory constraints or requirements, a lack of financial resources or our failure to respond in a timely and/or effective manner to new technologies, customer preferences, changing market conditions or new developments in our industry. Any of the failures to adapt for the reasons cited herein or otherwise could make our products obsolete and would have a material adverse effect on our business, financial condition and results of operations.

We depend on third party suppliers and manufacturers for our products.

We depend on third party suppliers and manufacturers for our electronic cigarettes, which includes, but is not limited to, our electrical components, technology, flavorings and essences. Our customers associate certain characteristics of our products including the weight, feel, draw, flavor, packaging and other unique attributes of our products to the brands we market, distribute and sell. Any interruption in supply and/or consistency of our products may adversely impact our ability to deliver our products to our wholesalers, distributors and customers and otherwise harm our relationships and reputation with customers, and have a materially adverse effect on our business, results of operations and financial condition.

Although we believe that several alternative sources for the components, chemical constituents and manufacturing services necessary for the production of our products are available, any failure to obtain any of the foregoing would have a material adverse effect on our business, results of operations and financial condition.

If we are unable to manage our anticipated future growth, our business and results of operations could suffer materially.

Our future operating results depend to a large extent on our ability to successfully manage our anticipated growth. To manage our anticipated growth, we believe we must effectively, among other things:

•	hire, train, and manage additional employees;

•	expand our marketing and distribution capabilities;

•	increase our product development activities;

•	add additional qualified finance and accounting personnel; and

•	implement and improve our administrative, financial and operational systems, procedures and controls.

If we are unable to manage our growth effectively, we may not be able to take advantage of market opportunities or develop new products, and we may fail to satisfy product requirements, maintain product quality, execute our business plan or respond to competitive pressures, any of which could have a material adverse effect on our business, results of operations and financial condition.

We face competition from foreign importers who do not comply with government regulation.

We face competition from foreign sellers of electronic cigarettes that may illegally ship their products into the United States for direct delivery to customers. These market participants will not have the added cost and expense of complying with U.S. regulations and taxes and as a result will be able to offer their product at a more competitive price than us and potentially capture market share. Moreover, should we be unable to sell certain of our products during any regulatory approval process we have no assurances that we will be able to recapture those customers that we lost to our foreign domiciled competitors during any “blackout” periods, during which we are not permitted to sell our products. This competitive disadvantage may have a material adverse effect on our business, results of operations and our financial condition.

Internet security poses a risk to our e-commerce sales.

At present we generate our sales through e-commerce sales on our websites. We manage our websites and e-commerce platform internally and, as a result, any compromise of our security or misappropriation of proprietary information could have a material adverse effect on our business, financial condition and results of operations. We rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure Internet transmission of confidential information, such as credit and other proprietary information. Advances in computer capabilities, new discoveries in the field of cryptography or other events or developments may result in a compromise or breach of the technology used by us to protect client transaction data. Anyone who is able to circumvent our security measures could misappropriate proprietary information or cause material interruptions in our operations. We may be required to expend significant capital and other resources to protect against security breaches or to minimize problems caused by security breaches. To the extent that our activities or the activities of others involve the storage and transmission of proprietary information, security breaches could damage our reputation and expose us to a risk of loss and/or litigation. Our security measures may not prevent security breaches. Our failure to prevent these security breaches may result in consumer distrust and may adversely affect our business, results of operations and financial condition.

Risks Related to Government Regulation

Changes in laws, regulations and other requirements could adversely affect our business, results of operations or financial condition.

In addition to the anticipated regulation of our business by the FDA, our business, results of operations or financial condition could be adversely affected by new or future legal requirements imposed by legislative or regulatory initiatives, including, but not limited to, those relating to health care, public health and welfare and environmental matters. For example, in recent years, states and many local and municipal governments and agencies, as well as private businesses, have adopted legislation, regulations or policies which prohibit, restrict, or discourage smoking; smoking in public buildings and facilities, stores, restaurants and bars; and smoking on airline flights and in the workplace. Furthermore, some states prohibit and others are considering prohibiting the sales of electronic cigarettes to minors. Other similar laws and regulations are currently under consideration and may be enacted by state and local governments in the future. At present, it is not clear if electronic cigarettes, which omit no smoke or noxious odors, are subject to such restrictions. If electronic cigarettes are subject to restrictions on smoking in public and other places, our business, operating results and financial condition could be materially and adversely affected. New legislation or regulations may result in increased costs directly for our compliance or indirectly to the extent such requirements increase the prices of goods and services because of increased costs or reduced availability. We cannot predict whether such legislative or regulatory initiatives will result in significant changes to existing laws and regulations and/or whether any changes in such laws or regulations will have a material adverse effect on our business, results of operations or financial condition.

Restrictions on the public use of electronic cigarettes may reduce the attractiveness and demand for our electronic cigarettes.

Because electronic cigarettes emit no smoke or smell, they can be used in places where the use of traditional tobacco burning cigarettes is prohibited. Should city, state or federal regulators, municipalities, local governments and private industry likewise restrict the use of electronic cigarettes from use in those same places where cigarettes cannot be smoked, our customers may reduce or otherwise cease using our products, which would have a material adverse effect on our business, results of operations and financial condition.

The application of the Prevent All Cigarette Trafficking Act and/or the Federal Cigarette Labeling and Advertising Act to electronic cigarettes would have a material adverse affect on our business.

At present, neither the Prevent All Cigarette Trafficking Act (which prohibits the use of the U.S. Postal Service to mail most tobacco products and which amends the Jenkins Act, which would require individuals and businesses that make interstate sales of cigarettes or smokeless tobacco to comply with state tax laws) nor the Federal Cigarette Labeling and Advertising Act (which governs how cigarettes can be advertised and marketed) apply to electronic cigarettes. The application of either or both of these federal laws to electronic cigarettes could result in additional expenses, could prohibit us from selling products through the internet and require us to change our advertising and labeling and method of marketing our products, any of which would have a material adverse effect on our business, results of operations and financial condition.

We may face the same governmental actions aimed at conventional cigarettes and other tobacco products.

We expect the tobacco industry to experience significant regulatory developments over the next few years, driven principally by the World Health Organization’s Framework Convention on Tobacco Control (“FCTC”). The FCTC is the first international public health treaty on tobacco, and its objective is to establish a global agenda for tobacco regulation with the purpose of reducing initiation of tobacco use and encouraging cessation. Regulatory initiatives that have been proposed, introduced or enacted include:

•	the levying of substantial and increasing tax and duty charges;

•	restrictions or bans on advertising, marketing and sponsorship;

•	the display of larger health warnings, graphic health warnings and other labeling requirements;

•	restrictions on packaging design, including the use of colors and generic packaging;

•	restrictions or bans on the display of tobacco product packaging at the point of sale, and restrictions or bans on cigarette vending machines;

•	requirements regarding testing, disclosure and performance standards for tar, nicotine, carbon monoxide and other smoke constituents levels;

•	requirements regarding testing, disclosure and use of tobacco product ingredients;

•	increased restrictions on smoking in public and work places and, in some instances, in private places and outdoors;

•	elimination of duty free allowances for travelers; and

•	encouraging litigation against tobacco companies.

If electronic cigarettes are subject to one or more significant regulatory initiates enacted under the FCTC, our business, results of operations and financial condition could be materially and adversely affected.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 is incorporated by reference herein.

The transactions did not involve any underwriters, underwriting discounts or commissions, or any public offering.  The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) and Rule 506 thereunder, thereof, as a transaction by an issuer not involving a public offering.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 2.01 and 3.02 is incorporated by reference herein.

On January 24, 2014 we filed a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock authorizing the issuance of up to 5,000,000 shares of Series B Preferred Stock.

On January 24, 2014we filed a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock authorizing the issuance of up to 100,000 shares of Series C Preferred Stock.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following is filed as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description
3.1	Certificate of Designations of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, filed with the Secretary of State of Delaware on January 24, 2014
3.2	Certificate of Designations of Preferences, Rights and Limitations of Series C Convertible Preferred Stock, filed with the Secretary of State of Delaware on January 24, 2014
10.1	Form of Securities Exchange Agreement
10.2	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALOR GOLD CORP.

Dated: January 28, 2013	By:	/s/ Scott Frohman
Scott Frohman
Chief Executive Officer